Exhibit 10(o)
                                   AGREEMENT


           THIS AGREEMENT dated and entered into effective as of the 20th day of August 1998 by and between E'Town Corporation, a New Jersey corporation (together with its affiliated companies, the "Company"), and (see list at end), residing at _______________________ (the "Executive").


                             W I T N E S S E T H:


           WHEREAS, should the Company receive a proposal from or engage in discussions with a third person concerning a possible business combination with the Company or the acquisition of a substantial portion of voting securities of the Company, the Board of Directors of the Company (the "Board") has deemed it imperative that it and the Company be able to rely on the Executive to continue to serve in the Executive's position and that the Board and the Company be able to rely upon the Executive's advice as being in the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and


           WHEREAS, the Company desires to reward the Executive for the Executive's valuable, dedicated service to the Company should the Executive's service be terminated under circumstances hereinafter described; and


           WHEREAS, the Board therefore considers it in the best interests of the Company and its shareholders for the Company to enter into this Agreement with the Executive; and


           WHEREAS, the Board has approved the execution and delivery of this Agreement by the Company by resolution duly adopted by the Board at a meeting of the Board held on August 20, 1998;


           NOW, THEREFORE, to assure the Company of the Executive's continued dedication and the availability of the Executive's advice and counsel in the event of any such proposal, to induce the Executive to remain in the employ of the Company and to reward the Executive for the Executive's valuable, dedicated service to the Company should the Executive's service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Company and the Executive agree as follows:


      1.   OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT.


           (a) This Agreement shall commence on the date hereof and continue in effect through December 31, 1999; provided, however, that commencing on January 1, 2000 and each succeeding January 1 thereafter, the term of this Agreement shall be extended automatically for one additional year unless not later than September 30 of the preceding year the Company shall have given notice to the Executive that it does not wish to extend this Agreement.


           (b) This Agreement is effective and binding on both parties hereto as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control of the Company" (as hereinafter defined). For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if


                (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a person engaging in a transaction of the type described in clause
           (Z) below of this paragraph 1(b) but which does not constitute a change in control under such clause (Z), hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
           Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or


                (Y) during any period of twenty-four (24) consecutive months during the term of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (X) or (Z) of this paragraph 1(b)) whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or


                (Z) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company completes, a merger, consolidation or similar transaction of the Company with or into any other corporation, or a binding share exchange involving the Company's securities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.


      2.   EMPLOYMENT OF EXECUTIVE.


           Nothing herein shall affect any right which the Executive or the Company may otherwise have to terminate the Executive's employment by the Company at any time in any lawful manner, subject always to the Company's providing to the Executive the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.


           In the event that any person commences a tender or exchange offer, circulates a proxy statement to the Company's shareholders or takes other steps designed to effect a Change in Control of the Company as defined in paragraph 1 of this Agreement, the Executive agrees that the Executive will not voluntarily leave the employ of the Company and will continue to perform the Executive's regular duties and to render the services provided by the Executive to the Company until such person has abandoned or terminated his efforts to effect a Change in Control of the Company or until a Change in
Control of the Company has occurred. Should the Executive voluntarily terminate the Executive's employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control of the Company and no such effort is then in process, this Agreement shall automatically terminate and be of no further force or effect.


      3.   TERMINATION FOLLOWING CHANGE IN CONTROL.


           (a)  If  any  of  the  events   described   in  paragraph  1  hereof
constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the payments and benefits provided in paragraph 4 hereof upon the subsequent termination of the Executive's employment within the applicable period set forth in paragraph 4 hereof following such Change in Control of the Company unless such termination is
(i) due to the Executive's death; or (ii) by the Company by reason of the Executive's Disability (as hereinafter defined) or for Cause (as hereinafter defined); or (iii) by the Executive other than for Good Reason (as hereinafter defined).


           (b) If, following a Change in Control of the Company, the Executive's employment is terminated by reason of the Executive's death or Disability, the Executive shall be entitled to death or long-term disability benefits, as the case may be, from the Company no less favorable than the maximum benefits to which the Executive would have been entitled had the death or termination for Disability occurred at any time during the six month period prior to the Change in Control of the Company. If prior to any such termination for Disability, the Executive fails to perform the Executive's duties as a result of incapacity due to physical or mental illness, the Executive shall continue to receive the Executive's Salary (as hereinafter defined), less any benefits as may be available to the Executive under the Company's disability plans until the Executive's employment is terminated for Disability.


           (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay to the Executive the Executive's full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.


           (d)  For purposes of this Agreement:


                (i) "Disability" shall mean the Executive's incapacity due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Executive pursuant to any other plan or agreement, whichever is applicable.


                (ii) "Cause" shall mean:



                     (A) the conviction of the Executive for a felony, or the willful commission by the Executive of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;



                     (B) the commission by the Executive of an act of fraud in the performance of such Executive's duties on behalf of the Company that causes or will probably cause economic damage to the Company; or



                     (C) the continuing willful failure of the Executive to perform the Executive's duties, as such duties were performed by the Executive prior to the day of the Change in Control of the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee of the Board.


           For purposes of this subparagraph (d)(ii), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.


                (iii)"Good Reason" shall mean:



                     (A) The assignment by the Company to the Executive of duties without the Executive's express written consent, which (i) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control of the Company, or (ii) result in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive of the Company when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control of the Company, or (iii) the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control of the Company, except in connection with a termination of the Executive's employment by the Company for Cause, or by reason of the Executive's death or Disability;



                     (B) A reduction by the Company of the Executive's Salary (as hereinafter defined), or the failure to grant increases in the Executive's Salary on a basis at least substantially comparable to those granted generally to other executives of the Company of comparable title, salary and performance ratings, made in good faith;



                     (C) The relocation of the Company's principal executive offices to a location outside the State of New
                          Jersey, or a requirement by the Company that the Executive relocate (except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control) (i) to a location which is outside a radius of one hundred (100) miles from the Executive's place of employment with the Company immediately prior to the Change in Control, or (ii) to a location outside the State of New Jersey; or, in the event the Executive expressly consents in writing to any such relocation of the Executive outside such one hundred mile radius or the State of New Jersey, the failure by the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss upon such sale on an after tax basis;



                     (D) The failure by the Company to continue to provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's stock option plan, incentive bonus plan and any other plan in which executives of the Company of comparable title and salary or subject to similar performance criteria participate and as were provided to the Executive immediately prior to such Change in Control of the Company, or with a new package of welfare benefits and perquisites that is substantially comparable in all material respects to the welfare benefits and perquisites as were provided to the Executive immediately prior to such Change in Control; or



                     (E) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in paragraph 5(c) hereof.


                (iv) "Dispute"  shall  mean (i) in the case of  termination  of employment of the Executive with the Company by the Company for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (ii) in the case of the Executive's termination of employment with the Company by the Executive for Good Reason, that the Company challenges the existence of Good Reason.


                (v) "Salary" shall mean the Executive's average annual compensation reported on United States Internal Revenue Service Form W-2 ("Form W-2") plus any of the following amounts which are not reported on the Executive's Form W-2 (i) any restricted stock of the Company awarded to the Executive, or which the Executive is entitled to receive under any plan, arrangement or contract of the Company or pursuant to any resolution of the Board, in lieu of base compensation, (ii) any 401(K) compensation, and (iii) any compensation deferred in accordance with
                     Section 125 of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code").


                (vi) "Incentive  Compensation"  in  any  year  shall  mean  the amount accrued, if any, under any plan or arrangement of the Company in which executives of the Company of comparable title and salary or being subject to comparable performance criteria participate, or any under contract between the Company and the Executive, in each case which provides for any cash bonus, restricted stock, stock option, stock award or similar incentive compensation in addition to base salary and which is not reported on Form W-2.


           (e) Any purported termination of the Executive's employment by the Company by reason of the Executive's Disability or for Cause, or by the Executive for Good Reason shall be communicated by written Notice of Termination (as hereinafter defined) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments due under this Agreement. The Executive shall not be entitled to give a Notice of Termination that the Executive is terminating the
Executive's employment with the Company for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason. The Executive's actual employment by the Company shall cease on the Date of Termination (as hereinafter defined) specified in the Notice of Termination, even though such Date of Termination for all other purposes of this Agreement may be extended in the manner contemplated in the second sentence of paragraph 3(f) below.


           (f) For purposes of this Agreement, the "Date of Termination" shall mean the date specified in the Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the next sentence. If within thirty
(30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that, pending the resolution of any such Dispute, the Company shall continue to pay the Executive the same Salary and Incentive Compensation, and provide the Executive with the same or substantially comparable welfare benefits and perquisites that the Executive was paid and provided immediately prior to the Change in Control of the Company. Should a Dispute ultimately be determined in favor of the Company, then all sums paid by the Company to the Executive from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph 3(f) shall be repaid promptly by the Executive to the Company, with interest at the average prime rate generally prevailing from time to time among major New York City banks and all options, rights and stock awards granted to the Executive during such period shall be canceled or returned to the Company. The Executive shall not be obligated to pay to the Company the cost of providing the Executive with welfare benefits and perquisites for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be determined in favor of the Executive, then the Executive shall be entitled to retain all sums paid to the Executive under this paragraph 3(f) pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof to the extent not previously paid hereunder.


      4.   PAYMENTS UPON TERMINATION.


           If within three (3) years after a Change in Control of the Company, the Company shall terminate the Executive's employment other than by reason of the Executive's death, Disability or for Cause, or if the Executive shall terminate the Executive's employment for Good Reason, then


           (a)  the  Company  will  continue  to pay to  the  Executive,  for a period of eighteen (18) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termination, the Executive's Salary and Incentive Compensation (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supplemental payments) at the highest rate in effect during the twenty-four (24) month period ending on the date on which a Change in Control of the Company occurred; and


           (b) for a period of eighteen (18) months following the Date of Termination, the Company shall provide, at the Company's expense, the Executive and the Executive's spouse and children with full benefits under any employee benefit plan or arrangement in which the Executive participated immediately prior to the date of a Change in Control, including, without limitation, any hospital, medical and dental insurance with substantially the same coverage and benefits as were provided to the Executive immediately prior to the date on which a Change in Control of the Company occurred; and


           (c) the Company will pay on the Date of Termination of the Executive as compensation for services rendered on or before the Executive's Date of Termination, in addition to the amounts set forth in paragraph 4(a) above, a sum equal to the greater of (i) all Incentive Compensation and other incentive awards due to the Executive immediately prior to the date on which a Change in Control of the Company occurred which are not yet paid and (ii) all Incentive Compensation and other incentive awards due to the Executive immediately prior to the Date of Termination which are not yet paid; and


           (d) for a period of eighteen (18) months following the Date of Termination, the Company shall provide to the Executive, at the Company's expense, the automobile (or a comparable automobile) or automobile allowance, as the case may be, provided by the Company to the Executive immediately prior to the date on which a Change in Control of the Company occurred and the Company shall reimburse the Executive any and all expenses incurred by the Executive in connection with the use of such automobile during such eighteen month period to the extent that the Company reimburses generally other executives of comparable title and salary or subject to comparable performance criteria; and


           (e) subject to the limitations set forth herein, any restricted stock of the Company in the Executive's account as an officer of the Company and any stock options granted to the Executive on or prior to the Date of
Termination  which  are  not  vested  in  the  Executive  as  of  the  Date  of
Termination shall become immediately vested, and all such restrictions thereon (including, but not limited to, any restrictions on the transferability of such stock), and any restrictions on any other restricted stock or stock options awarded to the Executive through any plan, arrangement or contract of the Company on or before the Date of Termination, shall be null and void and of no further force and effect and the Company agrees to accelerate and make immediately exercisable in full all unmatured installments of all outstanding stock options to acquire stock of the Company which the Executive holds as of the Date of Termination; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Board hereby reserves the right and authority to amend, modify and eliminate the provisions of this Section 4(e), from time to time on or after the date of this Agreement, in whole or in part, including, without limitation, the right to modify, amend or eliminate the acceleration of vesting or exercisability of stock options and the lapsing of any restrictions thereon, in its sole discretion without the approval or consent of the Executive or any other person or entity, for the purposes of obtaining accounting treatment which is favorable or beneficial for, or in the interest of, the Company in connection with any business combination involving the Company or acquisition of any substantial portion of voting securities of the Company and, in the event that the Board determines, in its sole discretion, to so modify, amend or eliminate the provisions of this Section 4(e), the Executive hereby agrees that the Executive shall not, and hereby waives any right to, dispute, challenge or bring any claim, action or proceeding against the Company with respect to any action taken by or on behalf of the Company to so modify, amend or eliminate the provisions of this Section 4(e) and any such modification, amendment, or elimination of the provisions of this
Section 4(e) shall not affect the validity or enforceability of any other provisions of this Agreement, which such other provisions shall remain in full force and effect in accordance with the terms thereof; and


           (f) the Executive's retirement benefits in effect immediately prior to the date on which a Change in Control of the Company occurred under the Company's Supplemental Executive Retirement Plan, or any successor plan in effect on the date on which a Change in Control of the Company occurred (the SERP), shall become fully vested and nonforfeitable on the Date of Termination and (i) if the Executive has not attained the age of 65 as of the Date of Termination, the Executive shall be deemed to have attained the age of 65 as of the Date of Termination for purposes of the normal retirement provisions of the SERP, and (ii) the Executive shall be deemed to have accumulated ten (10) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of the SERP, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination. In satisfaction of the Company's obligations under this paragraph 4(f), the Company shall purchase an annuity or similar instrument owned by the Executive and payable to the Executive (or the Executive's beneficiaries, as the case may be) which provides for payment of the SERP retirement benefits consistent with the payment provisions of the SERP. Such annuity or other instrument shall be purchased and delivered to the Executive by the Company within thirty (30) days after the Date of Termination; and


           (g)  in  event  that  any  payment  or  benefit  received  or  to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (collectively, with the payments and benefits hereunder, "Total Payments") would not be deductible as employee compensation, in whole or in part, by the Company as the result of Section 280G of the Code, the Company shall pay to the Executive either of the following amounts as directed by the Executive by written notice to the Company (i) an amount equal to the payments and benefits due under this Agreement reduced until no portion of the Total Payments is not deductible, as the result of Section 280G of the Code, by reducing to the extent necessary the payments and benefits due under paragraph 3(a) hereof (the "Reduced Amount"); provided, however, that the Executive shall elect which payment and/or benefits shall be reduced and the amount of such reduction so long as, after such reduction, the aggregate present value of the Total Payments equals the Reduced Amount, or (ii) the payments and benefits due under this Agreement in accordance with the terms and conditions of this Agreement; it being the understanding and agreement of each of the Company and the Executive that, if the Executive makes the election under clause (ii) of this paragraph 4(g), the Executive shall be responsible to pay the amount of any federal, state and local income taxes and any excise tax imposed by Section 4999 of the Code on such payments and benefits due under paragraph 3(a) of this Agreement (the Excise Tax), that the Company shall have no obligation to pay to the Executive any additional payment for such Excise Tax, if any, and that the Executive shall have no liability or responsibility to reimburse the Company for any losses incurred by the Company as a result of the Company's inability to deduct such payment, in whole or in part, as the result of Section 280G of the Code. For purposes of this limitation (A) no portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment, shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Executive and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Company and the Executive each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for any Excise Tax with respect to the payments and benefits due under this Agreement. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or distribute to or for the benefit of the Executive such payments and benefits as are then due to the Executive under this Agreement and shall promptly pay or distribute to or for the benefit of the Executive in the future such payments and benefits as become due to the Executive under this Agreement. In the event that an underpayment of payments and benefits due to the Executive under this Agreement occurs as a result of a miscalculation of the Total Payments as a "parachute payment" within the meaning of Section 280G of the Code, such underpayment shall be paid promptly by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code. The Company shall pay or distribute to or for the benefit of the Executive such payments and benefits as are then due to the Executive under this Agreement even if the Company is unable to deduct any portion of such payment and benefits as the result of Section 280G of the Code.


      5.   GENERAL.


           (a) The Executive shall retain in confidence any proprietary or other confidential information known to the Executive concerning the Company and its business so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. Notwithstanding anything to the contrary contained herein, this paragraph 5(a) shall survive any expiration or termination of this Agreement for any reason whatsoever.


           (b) Subject to paragraph 5(f) below, the Company's obligation to pay the compensation and provide the benefits to the Executive and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraph 5(f) herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Executive or any person entitled thereto.


           (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.


           As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.


           (d) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. The obligations of the Executive hereunder shall not be assignable by the Executive.


           (e) Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company and the rights of the Company to terminate the employment of the Executive shall continue as fully as though this Agreement were not in effect.


           (f) The Executive shall be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment of similar responsibility, salary and benefits and, upon any such employment of the Executive, the payments and other benefits provided for in this Agreement then or thereafter due to the Executive (other than the payments and benefits provided for in Section 4(f) above) shall be reduced or modified, as applicable, to the extent the Executive receives a similar payment or benefit of equal or greater value in connection with any such other employment.


      6.   NOTICE.


           For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


      If to the Executive:







      If to the Company:


           E'Town Corporation
           600 South Avenue
           Westfield, New Jersey 07090


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


      7.   MISCELLANEOUS.


           Except as expressly set forth in this Agreement to the contrary, no provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. However, this Agreement is in addition to, and not in lieu of, any other plan providing for payments to or benefits for the Executive or any agreement now existing, or which hereafter may be entered into, between the Company and the Executive. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.


      8.   VALIDITY.


           The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


      9.   AMENDMENT TO SERP.


           By execution and delivery of this Agreement, the Executive hereby acknowledges that, on or before the date of this Agreement, the Executive has received and has had an opportunity to read, and that the Executive understands, the Amendment to the SERP (the "Amendment") and that the amendments, modifications and supplements in and to the SERP set forth in the Amendment are in the best interests of the Executive and are necessary and appropriate to conform the terms and conditions of the SERP to the terms and conditions of this Agreement and the Executive hereby agrees to the amendments, modifications and supplements in and to the provisions of the SERP in accordance with the terms and conditions set forth in the Amendment to be effective as of the date of this Agreement and that a copy of the Amendment shall be attached as an exhibit to and incorporated by reference into the SERP as of the date of this Agreement.



      10.  VARIANCE AMONG AGREEMENTS.



           The Executive understands that the Company may enter into agreements with other executives of the Company similar to this Agreement that may contain terms different from those contained in this Agreement. Despite any such different terms in such other agreements, the Executive understands and agrees that this Agreement alone sets forth the Executive's rights with respect to the subject matter of this Agreement, and that the Executive is not a third party beneficiary of any such other agreements.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                               E'TOWN CORPORATION
                               By:
                                      -------------------------------
                               Name:
                               Title:

                               EXECUTIVE
                               --------------------------------------
                               Name:
                               Address:



          Above form of agreement executed for the following executives.

               Gail P. Brady
               Henry S. Patterson, III
               Norbert Wagner
               Walter M. Braswell
               James E. Cowley
               Dennis W. Doll
               Beth Gates
               Edward D. Mullen
               Joseph E. Stroin Jr.
               Robert W. Kean, III